Driven Brands Holdings Inc. Reports First Quarter 2026 Results
--Revenue increases 8% to $484 million with same store sales growth of 2%--
--Take 5 same store sales increase 4.5%; 23rd consecutive quarter of growth--
--Net leverage ratio improves to 3.2x Adjusted EBITDA--
--Company reiterates fiscal year 2026 outlook--
Charlotte, N.C. (June 11, 2026) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the first quarter ending March 28, 2026.
For the first quarter, Driven Brands delivered revenue of $484.4 million, an increase of 8% versus the prior year. System-wide sales increased 6% to $1.6 billion, driven by a 2% increase in same store sales and 5% increase in store count versus the prior year.
Net income from continuing operations was $23.8 million or $0.14 per diluted share versus $13.5 million or $0.08 per diluted share in the prior year. Adjusted Net Income1 was $49.0 million or $0.30 per diluted share versus $38.8 million or $0.24 per diluted share in the prior year. Adjusted EBITDA1, which included $9.1 million of restatement-related, non-recurring costs, was $104.1 million, an increase of 2% versus the prior year.
“Driven Brands delivered a solid start to 2026, with growth across revenue, Adjusted EBITDA and Adjusted EPS,” said Danny Rivera, President and Chief Executive Officer. “Take 5 once again led performance, delivering 4.5% same store sales growth in the quarter and marking its 23rd consecutive quarter of growth. We also continued to make meaningful progress reducing leverage and strengthening our balance sheet.”

“We are reiterating our full-year 2026 outlook based on the results we have delivered to date. Our focus remains on scaling Take 5, generating steady cash flow from our franchise brands, and deleveraging toward our 3x net leverage target. While there is still work ahead, our non-discretionary portfolio is built for consistency, and our team continues to execute against the priorities that can deliver long-term shareholder value,” Rivera concluded.

Note: Prior-period financial information presented herein reflects results inclusive of restatement corrections and has been recast for discontinued operations for the applicable periods. Cash flow statements have not been recast to reflect the impact of discontinued operations.

First Quarter 2026 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same Store Sales	Revenue (in millions)	Adjusted EBITDA (in millions)
Take 5	$441.7	1,371	4.5%	$323.2	$109.5
Franchise Brands	1,061.6	2,704	0.9%	69.4	41.4
Auto Glass Now	62.9	206	7.2%	63.1	5.9
Corporate and Other	N/A	N/A	N/A	28.8	(52.7)
Total	$1,566.2	4,281	2.1%	$484.4	104.1
Note: Certain columns may not add due to rounding.

Capital and Liquidity
The Company ended the quarter with a net leverage ratio of 3.2x Adjusted EBITDA and total liquidity of $804 million consisting of $133 million in cash and cash equivalents and $671 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility. This does not include the additional $135 million 2022-1 Securitization Senior Notes that would expand the Company’s variable funding note borrowing capacity if the Company elects to exercise them, assuming certain conditions continue to be met.

Fiscal Year 2026 Outlook
The Company reiterates its financial outlook for fiscal year 2026 ending December 26, 2026, as follows:

2026 Outlook
Revenue	~$1.95 - $2.05 billion
Adjusted EBITDA[1]	~$430 - $460 million
Adjusted Diluted EPS[1]	~$1.15 - $1.25
Adjusted EBITDA1 and Adjusted Diluted EPS1 fiscal year 2026 outlook continue to include approximately $35 million to $45 million of restatement-related, non-recurring costs for fiscal year 2026.

The Company continues to expect fiscal 2026 same store sales growth in the range of flat to 2%; and net store growth of approximately 160 to 190.

The Company continues to expect to generate between $125 million and $145 million of free cash flow2 in fiscal year 2026.

Note: 2026 Outlook excludes the impact of any potential M&A and divestitures other than the completed divestiture of the international car wash business.
1 Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.
2 Free cash flow is a non-GAAP financial measure defined as cash provided by operating activities less capital expenditures, net of proceeds from sale leaseback transactions. Management believes free cash flow is a useful indicator of the Company’s ability to generate cash that can be used to repay debt, reinvest in the business, and return capital to shareholders. Forward-looking estimates of free cash flow are made in a manner consistent with the relevant definitions and assumptions noted herein.

Nasdaq Listing Compliance
As previously disclosed on June 5, 2026, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) due to the delayed filing of its Quarterly Report on Form 10-Q for the period ended March 28, 2026 (the “2026 Form 10-Q”).
The Company expects to file the 2026 Form 10-Q later today and believes that, upon such filing, it will regain compliance.

Conference Call
Driven Brands will host a conference call to discuss first quarter 2026 results today, Thursday, June 11, 2026, at 8:30 a.m. ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available for at least three months.

About Driven Brands
Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive services, including oil change, paint, collision, glass, vehicle repair, and maintenance. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. As of the end of fiscal year 2025, Driven Brands had over 4,200 locations across the U.S. and Canada, and services tens of millions of vehicles annually. Driven Brands’ network generated approximately $1.9 billion in annual revenue from approximately $6.1 billion in system-wide sales.

Contacts

Shareholder/Analyst inquiries: Media inquiries:
Steve Alexander Michelle Appleyard
stephen.alexander@drivenbrands.com michelle.appleyard@drivenbrands.com
(972) 467-6180 (704) 644-8129

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
(in thousands, except per share amounts)	March 28, 2026	March 29, 2025
		As Restated and Recast
Net revenue:
Franchise royalties and fees	$47,263	$44,710
Company-operated store sales	337,132	314,131
Advertising contributions	28,835	25,325
Supply and other revenue	71,211	63,446
Total net revenue	484,441	447,612
Operating expenses:
Company-operated store expenses	195,257	187,123
Advertising expenses	28,835	25,325
Supply and other expenses	39,767	35,437
Selling, general, and administrative expenses	131,811	124,659
Depreciation and amortization	21,331	20,311
Total operating expenses	417,001	392,855
Operating income	67,440	54,757
Other expenses, net:
Interest expense, net	23,452	36,266
Foreign currency transaction loss (gain), net	8,930	(471)
Loss on debt extinguishment	1,820	—
Other expenses, net	34,202	35,795
Income before taxes from continuing operations	33,238	18,962
Income tax expense	9,407	5,454
Net income from continuing operations	$23,831	$13,508
Gain on sale of discontinued operations, net of tax	29,286	—
Net income (loss) from discontinued operations, net of tax	1,713	(3,582)
Net income	$54,830	$9,926

Basic earnings (loss) per share:
Continuing Operations	$0.14	$0.08
Discontinued Operations	0.19	(0.02)
Net basic earnings per share	$0.33	$0.06

Diluted earnings (loss) per share:
Continuing Operations	$0.14	$0.08
Discontinued Operations	0.19	(0.02)
Net diluted earnings per share	$0.33	$0.06

Weighted average shares outstanding
Basic	164,156	160,568
Diluted	164,637	161,818

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)	March 28, 2026	December 27, 2025
Assets
Current assets:
Cash and cash equivalents	$133,412	$102,938
Restricted cash	162	162
Accounts and notes receivable, net	154,144	131,958
Inventory	49,471	52,375
Prepaid and other assets	25,502	50,103
Income tax receivable	44,800	49,266
Advertising fund assets, restricted	62,216	60,826
Assets held for sale	31,654	31,233
Current assets of discontinued operations	—	61,993
Total current assets	501,361	540,854
Other assets	112,159	114,657
Property and equipment, net	477,288	471,804
Operating lease right-of-use assets	530,060	513,458
Deferred commissions	7,736	7,824
Intangibles, net	612,224	617,849
Goodwill	1,212,015	1,218,002
Deferred tax assets	4,217	3,982
Non-current assets of discontinued operations	—	671,490
Total assets	$3,457,060	$4,159,920
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$105,393	$93,029
Accrued expenses and other liabilities	166,975	198,759
Income tax payable	468	2,652
Current portion of long-term debt	25,363	276,691
Tax receivable agreement payable	35,187	56,211
Advertising fund liabilities	28,925	24,670
Current liabilities of discontinued operations	—	73,795
Total current liabilities	362,311	725,807
Long-term debt	1,660,836	1,882,783
Deferred tax liabilities	17,770	13,554
Operating lease liabilities	516,923	501,506
Tax receivable agreement payable	73,084	73,084
Deferred revenue	29,398	30,365
Long-term accrued expenses and other liabilities	37	—
Non-current liabilities of discontinued operations	—	165,619
Total liabilities	2,660,359	3,392,718
Preferred Stock $0.01 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 900,000,000 shares authorized: and 164,895,622 and 164,531,712 shares issued and outstanding; respectively	1,649	1,645
Additional paid-in capital	1,741,081	1,736,416
Accumulated deficit	(898,378)	(953,208)
Accumulated other comprehensive loss	(47,651)	(17,651)
Total shareholders’ equity	796,701	767,202
Total liabilities and shareholders' equity	$3,457,060	$4,159,920

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
(in thousands)	March 28, 2026	March 29, 2025
		As Restated
Net income	$54,830	$9,926
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,331	35,744
Share-based compensation expense	5,715	12,310
Loss (gain) on foreign denominated transactions	4,283	(373)
Loss (gain) on foreign currency derivatives	4,647	(98)
(Gain) loss on sale and disposal of businesses, fixed assets, and sale leaseback transactions	(28,159)	6,551
Reclassification of interest rate hedge to income	—	(514)
Bad debt expense	2,716	4,482
Asset impairment charges and lease terminations	—	9,982
Amortization of deferred financing costs and bond discounts	1,966	3,089
Amortization of cloud computing	5,185	1,881
Provision for deferred income taxes	4,660	6,172
Loss on extinguishment of debt	1,820	—
Other, net	(8,819)	(11,105)
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(24,023)	(27,425)
Inventory	2,827	1,086
Prepaid and other assets	22,587	(3,756)
Advertising fund assets and liabilities, restricted	(2,621)	(4,091)
Other assets	(2,946)	(50)
Deferred commissions	87	69
Deferred revenue	(955)	(25)
Accounts payable	12,346	22,972
Accrued expenses and other liabilities	(14,495)	16,418
Income tax receivable	(5,803)	(6,911)
Cash provided by operating activities	57,179	76,334
Cash flows from investing activities:
Capital expenditures	(34,118)	(67,764)
Proceeds from sale leaseback transactions	7,216	8,696
Proceeds from sale or disposal of businesses and fixed assets, net of cash sold	466,876	12,332
Cash provided by (used in) investing activities	439,974	(46,736)
Cash flows from financing activities:
Payment of debt extinguishment and issuance costs	—	(1,414)
Repayment of long-term debt	(336,852)	(32,418)
Proceeds from revolving lines of credit and short-term debt	107,000	33,000
Repayment of revolving lines of credit and short-term debt	(247,000)	(43,000)
Repayment of principal portion of finance lease liability	(1,672)	(2,017)
Payment of Tax Receivable Agreement	(21,630)	—
Tax obligations for share-based compensation	(1,478)	(2,582)
Cash used in financing activities	(501,632)	(48,431)

Effect of exchange rate changes on cash	(616)	1,549
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(5,095)	(17,284)
Cash and cash equivalents, beginning of period	132,682	141,810
Cash included in advertising fund assets, restricted, beginning of period	52,204	38,930
Restricted cash, beginning of period	162	358
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	185,048	181,098
Cash and cash equivalents, end of period	133,412	125,255
Cash included in advertising fund assets, restricted, end of period	46,379	38,227
Restricted cash, end of period	162	332
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$179,953	$163,814

Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, impact of accounting standards and outlook, impairments, and expected market growth are “forward-looking statements” for the purposes of federal and state securities laws, including, among other things, any statements relating to: (i) potential post-closing obligations and liabilities relating to the sale of our car wash businesses; (ii) the current geopolitical environment, including the impact, both direct and indirect, of government actions, such as proposed and enacted tariffs and governmental shutdowns; (iii) our strategy, outlook, and growth prospects; (iv) our operational and financial targets, dividend policy, and capital allocation strategy; (v) general economic trends and trends in our industry and markets; (vi) the risks and costs associated with the integration of, and or ability to integrate, our stores and business units successfully; (vii) our internal control over financial reporting; (viii) the proper application of generally accepted accounting principles in the preparation of our financial statements, which are highly complex and involve many subjective assumptions, estimates, and judgments; and (ix) the competitive environment in which we operate. Forward-looking statements may include, among others, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following: our ability to compete with other businesses in the automotive aftermarket industries; advances and changes in automotive technology; changes in consumer preferences, perceptions, and spending patterns; changes in general economic conditions and the geographic concentration of our locations; our ability to timely recruit and retain qualified accounting personnel; the need to rely on third-party service providers, which could result in significant costs; diversion of management’s time, attention and resources from strategic matters due to remediation efforts related to the material weaknesses in our internal control over financial reporting and disclosure controls and procedures; our inability to maintain an effective system of internal controls; our inability to remediate the material weaknesses in our internal control over financial reporting and disclosure controls and procedures or additional material weaknesses or other deficiencies in the future; the restatement of certain of our previously issued consolidated financial statements; the adverse effect of litigation; the risks and uncertainties, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make.

Forward-looking statements made in this release speak only as of the date hereof. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Non-GAAP Financial Measures in Outlook

Driven Brands includes Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted Earnings per Share (“Adjusted EPS”) in the Company’s Fiscal Year 2026 Outlook. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP financial measures because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted EPS are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Driven Brands common stockholders and diluted earnings per share attributable to Driven Brands common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Driven Brands’ core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.
The tables below reflect the calculation of Adjusted Net Income and Adjusted Earnings Per Share for the three months ended March 28, 2026, compared to the three months ended March 29, 2025.

Net Income to Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)

	Three Months Ended
	March 28, 2026	March 29, 2025
(in thousands, except per share data)		As Restated
Net income from continuing operations	$23,831	$13,508
Adjustments:
Acquisition related costs(a)	170	15
Non-core items and project costs, net(b)	2,492	3,210
Cloud computing amortization(c)	5,185	1,881
Share-based compensation expense(d)	6,348	12,260
Foreign currency transaction loss (gain), net(e)	8,930	(471)
Impairment, (gain) loss on sale of assets, net, and closed store expenses(f)	1,106	9,894
Loss on debt extinguishment(g)	1,820	—
Amortization related to acquired intangible assets(h)	4,655	4,652
Adjusted net income before tax impact of adjustments	54,537	44,949
Tax impact of adjustments(i)	(5,508)	(6,177)
Adjusted net income from continuing operations	$49,029	$38,772

Basic earnings per share from continuing operations	$0.14	$0.08
Diluted earnings per share from continuing operations	$0.14	$0.08

Adjusted basic earnings per share from continuing operations(1)	$0.30	$0.24
Adjusted diluted earnings per share from continuing operations(1)	$0.30	$0.24

Weighted average shares outstanding
Basic	164,156	160,568
Diluted	164,637	161,818
(1)Adjusted Earnings Per Share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted Net Income attributable to participating securities used in the basic and diluted earnings per share calculations was less than $1 million for the three months ended March 28, 2026 and March 29, 2025.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Driven Brand’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2025, filed with the SEC on May 19, 2026, for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the three months ended March 28, 2026, compared to the three months ended March 29, 2025.

Net Income to Adjusted EBITDA Reconciliation (Unaudited)

	Three Months Ended
	March 28, 2026	March 29, 2025
(in thousands)		As Restated
Net income from continuing operations	$23,831	$13,508
Income tax expense	9,407	5,454
Interest expense, net	23,452	36,266
Depreciation and amortization	21,331	20,311
EBITDA	78,021	75,539
Acquisition related costs(a)	170	15
Non-core items and project costs, net(b)	2,492	3,210
Cloud computing amortization(c)	5,185	1,881
Share-based compensation expense(d)	6,348	12,260
Foreign currency transaction loss (gain), net(e)	8,930	(471)
Impairment, (gain) loss on sale of assets, net, and closed store expenses(f)	1,106	9,894
Loss on debt extinguishment(g)	1,820	—
Adjusted EBITDA	$104,072	$102,328

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share Footnotes
(a)Consists of acquisition costs as reflected within the consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. As acquisitions occur in the future, we expect to incur similar costs and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.
(b)Consists of discrete items and project costs, including third-party professional costs associated with strategic transformation initiatives as well as non-recurring payroll-related costs and non-ordinary course legal settlements.
(c)Includes non-cash amortization expenses relating to cloud computing arrangements.
(d)Represents non-cash share-based compensation expense.
(e)Represents foreign currency transaction (gains) losses, net that primarily related to the remeasurement of the intercompany loans as well as gains and losses on cross-currency swaps.
(f)Consists of the following items (i) asset impairments, (ii) (gains) losses, net on sale leasebacks, disposal of assets, including assets held for sale, or sale of business; and (iii) closed store expenses.
(g)Represents charges incurred related to the Company’s partial repayment of the 2020-1 Senior Notes and full repayment of the 2019-2 Senior Notes.
(h)Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the consolidated statements of operations.
(i)Represents the tax impact of adjustments associated with the reconciling items between net income from continuing operations and Adjusted Net Income, excluding the provision for uncertain tax positions and valuation allowance for certain deferred tax assets. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36% depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three Months Ended
	March 28, 2026	March 29, 2025
(in thousands)		As Restated
Take 5	$109,472	$96,395
Franchise Brands	41,357	42,880
Auto Glass Now	5,934	5,317
Corporate and Other	(52,691)	(42,264)
Adjusted EBITDA	$104,072	$102,328

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three Months Ended March 28, 2026
(in thousands)	Take 5	Franchise Brands	Auto Glass Now	Total
System-wide Sales
Franchised stores	$169,956	$1,059,082	$—	$1,229,038
Company-operated stores	271,712	2,514	62,906	337,132
Total System-Wide Sales	$441,668	$1,061,596	$62,906	$1,566,170

Store Count (in whole numbers)
Franchised stores	545	2,693	—	3,238
Company-operated stores	826	11	206	1,043
Total Store Count	1,371	2,704	206	4,281

	Three Months Ended March 29, 2025
	Take 5	Franchise Brands	Auto Glass Now	Total
(in thousands)	As Restated
System-wide Sales
Franchised stores	$136,688	$1,029,374	$—	$1,166,062
Company-operated stores	250,800	3,992	59,339	314,131
Total System-Wide Sales	$387,488	$1,033,366	$59,339	$1,480,193

Store Count (in whole numbers)
Franchised stores	468	2,647	—	3,115
Company-operated stores	735	13	216	964
Total Store Count	1,203	2,660	216	4,079